UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2015

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)
Registrant's telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On March 11, 2015, Michael McCaffery and Persis Drell were appointed to the Board of Directors of NVIDIA Corporation (the “Board”). In addition, in connection with his appointment, Mr. McCaffery was appointed to be a member of the Audit Committee of the Board.

In connection with their appointments to the Board, each of Mr. McCaffery and Ms. Drell was granted pursuant to our 2007 Amended and Restated Equity Incentive Plan (the “2007 Plan”): (a) an initial equity grant of 10,656 restricted stock units, vesting approximately semi-annually over three years commencing March 11, 2015, and (b) a pro-rated annual equity grant of 2,361 restricted stock units, vesting in full on May 20, 2015. Additionally, each of them was granted a pro-rated annual cash retainer of $15,625, payable on March 11, 2015. The 2007 Plan is filed as Exhibit 10.5 to our Form 10-Q (File No. 0-23985) filed with the Securities and Exchange Commission on May 23, 2012.

In addition, we have entered into an indemnity agreement with each of Mr. McCaffery and Ms. Drell in connection with their services as a member of the Board. The form of indemnity agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-23985) filed with the Securities and Exchange Commission on March 7, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: March 11, 2015	By: /s/ David M. Shannon
David M. Shannon
Executive Vice President, Chief Administrative Officer and Secretary